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                                                                   EXHIBIT 10.24


[LOGO GENERALE BANK LETTERHEAD]






CONFIDENTIAL                                             DEPARTMENT
JLM Industries (Europe) B.V.                             Commodity & Trade
attn. the Management                                     Finance
Building Gemini, Brainpark 1
K.P. van der Mandelelaan 70                              DIRECT EXTENSION
3062 MB ROTTERDAM                                        010-2721152


YOUR REFERENCE            ORIGINATOR/REFERENCE           DATE
                          Jolanda T. M. Borst            8 April 1997




Dear Sirs,

It gives us great pleasure to confirm that we are prepared to grant you the following credit arrangement:


A.    A multi purpose transaction facility with an authorized limit of USD 10,000,000.-- (say: ten million United States Dollars)
      Borrower           : JLM Industries (Europe) B.V.
      Purpose            : Financing of chemical trade transactions
                           and stocks.
      Use                : This facility can be used in the form of
                           - overdrafts in current account;
                           - issuing guarantees for your account and
                             at your own risk;
                           - opening of (stand-by) Documentary
                             Credits (L/C's) for your account and at your own risk.

     All transactions will be handled on a case-to-case basis, subject to our prior approval.

     With this facility a sublimit of USD 2,000,000.-- will be applicable with regard to financing unsold stocks for a maximum period of 3 months.
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[GENERALE BANK LOGO]



Re:        General credit arrangement                           Page 2/6
F.a.o.:    JLM Industries (Europe) B.V.


           The debit balance which may result from this facility, taking into account the authorised limit, may never exceed the aggregate of:

           - a stand-by L/C of USD 1,000,000.-- issued by an acceptable United States bank by order of JLM Industries Inc. and favouring ourselves;
           - 90% of the accounts receivable on 'major' customers not older than 90 days and excluding intercompany receivables, assigned and found acceptable to us;
           - 90% of the accounts receivable backed by guarantees or (stand-by) L/C's issued in favour of yourselves, assigned and found acceptable to us;
           - 90% of the purchase price of the pledged, fully paid and presold stocks and/or of the value of documents in our possession related to presold trade transactions. These documents will either be title documents, or otherwise matching documents under a back-to-back instrument;
           - 70% of the purchase price of the pledged, fully paid but unsold stocks and/or the value of title documents in our possession related to unsold trade transactions, however with a maximum of USD 2,000,000. - and for a maximum period of 3 months.

           We will receive, at least once a month, duly signed and dated pledge lists of your current receivables and specification lists of your current stocks, along with a recent list of creditors.

B. A Forward Term Facility for maintaining an open position in a foreign currency by way of a Forward Term Contract (in a currency acceptable to us) in order to cover the exchange risks arising from your trade transactions. For these contracts which may have a maximum duration of 12 months we will apply a risk margin of 10%.

           The limit arising from the risk margin will amount to a maximum of USD 500,000.-- (say: fivehundredthousand United States Dollars). The utilised risk margin will be subtracted from this limit.

           Borrower         : JLM Industries (Europe) B.V.

The facilities mentioned under A. and B. will be available to you until further notice.
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[GENERALE BANK LOGO]



Re:        General credit arrangement                           Page 3/6
F.a.o.:    JLM Industries (Europe) B.V.


           The following conditions will be applicable until further notice:

           Sub A.  Dutch Guilders
                   --------------

                   Debit interest based on a yearly interest rate of 1.25% above the present rate of Generale Bank Nederland N.V. at present 3.25% per annum. Changes in the abovementioned base rate of Generale Bank Nederland N.V. will be announced in several large Dutch daily newspapers.

                   Credit interest based on a yearly interest rate of 1.5% below the Official Call interest rate. The Official Call rates will be published in the national newspaper
                   "Het Financieele Dagblad". At the moment this rate is 1.75%.

                   Other currencies
                   ----------------

                   Debit interest on your foreign currency account(s) will be based on the tariffs of the Eurocurrency market to be increased with a margin of 1.5%.

                   Credit interest on your foreign currency account(s) will be based on the tariffs of the Eurocurrency market to be decreased with a margin of 1.5%.

                   Import (standby) L/C's and guarantees
                   -------------------------------------

                   commission for opening
                   -  1 o/oo all-in for maturities not exceeding 1 month;
                   -  1.25 o/oo all-in for maturities not exceeding 3 months.

                   commission for handling documents
                   -  0.75 o/oo

                   Export L/C's
                   ------------

                   advice commission
                   -  NLG 100.--

                   commission for handling documents
                   -  0.50 o/oo

                   Transfer commission
                   -------------------

                   -  NLG 145.-- per transfer.


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[GENERALE BANK LOGO]



Re:        General credit arrangement                           Page 4/6
F.a.o.:    JLM Industries (Europe) B.V.


           Other costs, whether or not specified or customary to the bank will also be charged. If so desired, we can supply you with further information concerning these costs.

           The interest mentioned above will be charged each calendar quarter, at the end of the quarter.

As security for the fulfilment of all of your obligations, present and future indebtedness to the bank, we received:

-         Pledge of accounts receivable.

-         Pledge of stocks.

- Confirmation of Transmare- Chemie HmbH that 50% of the stocks with Paktank Industrial Distillation B.V. is pledged to the bank.

Moreover, we will receive in addition:

-         Pledge of title documents.

- A stand-by L/C, acceptable to us, amounting to USD 1,000,000.--, valid until 1st March 1998.

- A corporate guarantee, the draft of which will require our prior approval, from JLM Industries, Inc. amounting to USD 10,000,000.--

We will receive weekly a specification of Paktank Industrial Distillation B.V. mentioning the current stocks of JLM Industries and Transmare- Chemie HmbH.

We are prepared to consider a decrease of the stand-by L/C, whenever the solvency of JLM Industries (Europe) B.V. will increase up to a for us acceptable rate.

In granting this credit arrangement it is stipulated that until further notice no dividend payments will take place without our prior written consent.

In granting this credit arrangement it is also stipulated that as far as possible all banking services should be handled by the bank.

Furthermore we assume that these credit facilities will not be used for interest profits which cannot be considered to be a part of your normal daily business.

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[GENERALE BANK LOGO]



Re:        General credit arrangement                           Page 5/6
F.a.o.:    JLM Industries (Europe) B.V.


We kindly request you to send us your annual report as soon as possible after completion, but no later than June 30, together with a statement by a chartered accountant.
Furthermore we assume that we will be informed of special developments within the company.

Also, we will receive interim financial reports concerning the company, at minimum once a quarter.

The movable property, to be financed by the bank, will at all times be fully insured.

With respect to the above we will be pleased to introduce our insurance account manager, under no obligations, to advise you on your insurance portfolio.

Payment orders should, as far as possible, be ready for automatic processing.

The General Terms and Conditions of the bank are also applicable to this agreement and ought to be seen as an integral part of this offer and should be included word for word. A copy thereof is already in your possession.

By accepting this offer you state explicitly that no existing obligations against third parties are being violated.

As an indication of your acceptance of the above mentioned loan agreement, we kindly request you to initial each page and duly sign and date the enclosed duplicate of this letter and return it.
On acceptance hereof we will forward you the necessary creditdocumentation for your signature.

This offer is valid until 28 April 1997.

Finally we would like to inform you that the credit facilities are available after receipt and verification of the contracts as well as of the legal documents.
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Re:        General credit arrangement                           Page 6/6
F.a.o.:    JLM Industries (Europe) B.V.


If after reading the above, there are any questions please do not hesitate in contacting Mrs. Jolanda T.M. Borst, telephone 010-2721152.





Yours faithfully,
GENERALE BANK NEDERLAND N.V.



                                                     As agreed:


                                                     /s/ Illegible signature


                                                     Date:  4-29-97